As filed with the Securities and Exchange Commission on July 7, 2021

Registration No. 333-255631

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POET TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Province of Ontario, Canada	3674
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))

120 Eglinton Avenue East, Ste. 1107

Toronto, Ontario

M4P 1E2, Canada

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005-1400

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661-3693 Attn: Mark D. Wood Brian Hecht (312) 902-5200	Bennett Jones LLP 3400 One First Canadian Place P.O. Box 130 Toronto, Ontario M5X 1A4, Canada Attn: James Clare (416) 777-6245

Approximate date of commencement of proposed sale of the securities to public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box below):

A.	[ ]	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	[X]	at some future date (check appropriate box below)

1.	[ ]	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	[ ]	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	[X]	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	[ ]	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. [X]

Explanatory Note: The Registrant hereby amends its Registration Statement on Form F-10 (333-255631) filed with the Commission on April 29, 2021 (the “Original Registration Statement”) to include the final short form base shelf prospectus filed with the Canadian securities commissions on the date hereof, relating to the future offering of securities of the Registrant in Canada and the United States.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under the legislation in each of the provinces and territories of Canada, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See “Plan of Distribution”.

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from POET Technologies Inc. at 120 Eglinton Avenue East, Suite 1107, Toronto, ON M4P 1E2 (telephone: (416) 368-9411), and are also available electronically at www.sedar.com.

Short Form Base Shelf Prospectus

New Issue	June 30, 2021

POET Technologies Inc.

US$300,000,000

Common Shares
Debt Securities
Convertible Securities
Subscription Receipts
Warrants
Units

POET Technologies Inc. (the “Corporation” or “POET”) may, from time to time, offer and issue common shares (“Common Shares”), debt securities (“Debt Securities”), securities convertible into or exchangeable for Common Shares and/or other securities (“Convertible Securities”), subscription receipts, each of which, once purchased, entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one or more Common Shares or a combination of Common Shares and Warrants (“Subscription Receipts”), warrants to purchase Common Shares and/or other Securities (as defined herein) (together, “Warrants”), and units comprised of a combination of any of the above (“Units” and, together with all of the foregoing, “Securities”) in an aggregate initial offering price of up to US$300,000,000 (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be), in one or more transactions during the 25 month period that this short form prospectus (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered for sale separately or in combination with one or more other Securities, in amounts, at prices and on such terms as the Corporation may determine from time to time depending upon its financing requirements, prevailing market conditions at the time of sale and other factors.

Any offering made pursuant to this Prospectus is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

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The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated or organized under the laws of Canada, that some of its officers and directors are residents of Canada, that some or all of the underwriters or experts that may be named in the Registration Statement (as defined below) may be residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons may be located outside the United States.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission or regulatory authority nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The specific terms of any offering of Securities will be set forth in an applicable Prospectus Supplement (a “Prospectus Supplement”) and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered and the issue price; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms and any other terms specific to the Debt Securities being offered; (iii) in the case of Convertible Securities, the number of Convertible Securities offered, the offering price, the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities and any other specific terms; (iv) in the case of Warrants, the designation, number and terms of the Common Shares or other Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise and any other specific terms; and (v) in the case of Units, the designation, number and terms of the Common Shares, Warrants, Debt Securities or Convertible Securities forming part of the Units, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, the currency in which the Units are issued and any other terms specific to the Units being offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the parameters described in this Prospectus.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to prospective purchasers together with this Prospectus. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation may sell Securities to or through underwriters or dealers designated by the Corporation from time to time and may also sell Securities directly to purchasers pursuant to applicable statutory exemptions or through agents. Underwriters, dealers or agents with respect to the Securities sold to or through underwriters, dealers or agents will be named in the Prospectus Supplement relating to that particular offering of Securities. The Prospectus Supplement relating to a particular offering of Securities will also set forth the terms of the offering of Securities including, to the extent applicable, any fees, discount or other remuneration payable to the underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price(s) (in the event the offering is a non-fixed price distribution), the proceeds that the Corporation will receive and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non- fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities.

No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus. See “Plan of Distribution”.

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This Prospectus may qualify an “at-the-market distribution”. The Securities may be offered and sold pursuant to this Prospectus through underwriters, dealers, directly or through agents designated from time to time at amounts and prices and other terms determined by the Corporation. In connection with any underwritten offering of Securities other than an “at-the-market distribution” (as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”)), unless otherwise specified in the relevant Prospectus Supplement, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

This Prospectus, together with an applicable Prospectus Supplement, qualifies the issuance of Debt Securities. The Corporation has no long-term debt as of the date hereof and had no long-term debt as of December 31, 2020. Though the Corporation has no long-term debt to service, the Corporation also has limited financial resources and negative cash flow. As a result of the foregoing, the earnings coverage ratio for the twelve months ended December 31, 2020 is less than one-to-one. Earnings coverage is calculated by dividing an entity’s profit or loss by its borrowing costs and dividend obligations.

The Corporation’s issued and outstanding Common Shares are listed on the TSX Venture Exchange (“TSXV”) under the symbol “PTK” and quoted for trading on the OTCQX under the symbol “POETF”. The closing price of the Common Shares on the TSXV and on the OTCQX on June 29, 2021, the last trading day prior to the date of this Prospectus, was CAD$1.28 and US$1.01, respectively. On February 19, 2021, the Corporation held a special meeting of shareholders, whereat the shareholders of the Corporation approved a consolidation of the issued and outstanding Common Shares on the basis of a consolidation ratio ranging between two (2) and fourteen (14), to be determined by the board of directors of the Corporation, in its sole discretion (the “Consolidation”). As of the date of this Prospectus, the ratio for the Consolidation has not been determined and the Consolidation has not been implemented. There is no certainty that the Consolidation will be implemented by the Corporation.

Any offering of Securities other than Common Shares will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Securities will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Securities other than Common Shares may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities in the secondary market (if any), the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. A prospective investor should be aware that the purchase of Securities may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in the applicable Prospectus Supplement. Prospective investors should read the tax discussion, if any, in the applicable Prospectus Supplement and consult with an independent tax advisor. See “Risk Factors”.

Messrs. Jean-Louis Malinge, Suresh Venkatesan, Mohandas Warrior, Don Listwin, Glen Riley, each a director of the Corporation, and Thomas Mika, the Chief Financial Officer of the Corporation, reside outside of Canada. Each of the foregoing has appointed Bennett Jones LLP as agents for service of process at 3400 One First Canadian Place, PO Box 130, Toronto, Ontario M5X 1A4. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

Investors should rely only on the information contained or incorporated by reference in the Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide investors with different or additional information. If anyone provides investors with different or additional information, investors should not rely on it. The Corporation is not making an offer to sell or seeking an offer to buy Securities in any jurisdiction where the offer or sale is not permitted. Investors should assume that the information contained in the Prospectus and any applicable Prospectus Supplement is accurate only as at the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as at the date of that document, regardless of the time of delivery of the Prospectus and any applicable Prospectus Supplement or of any sale of the Corporation’s securities. The Corporation’s business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in the Prospectus and any applicable Prospectus Supplement and the documents incorporated by reference in the Prospectus and any applicable Prospectus Supplement were obtained from market research, publicly available information, and/or industry publications.

The head office of the Corporation is Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario M4P 1E2.

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INTERPRETATION

In this Prospectus, unless otherwise indicated or the context otherwise requires, the terms “POET”, the “Corporation”, the “Issuer”, “we”, “us” and “our” are used to refer to POET Technologies Inc. and its subsidiaries.

The address of the Corporation’s website is http://www.poet-technologies.com. Information contained on POET’s website does not form part of this Prospectus nor is it incorporated by reference herein. Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized any person to provide different information.

Unless otherwise indicated, all dollar amounts in this Prospectus are expressed in United States dollars. Canadian dollars are stated as “CAD$”. On June 29, 2021, the last business day before the date of this Prospectus, the daily exchange rate as quoted by the Bank of Canada was CAD$1.00 = US$0.8075 (or US$1 = CAD$1.2384).

The Securities being offered for sale under this Prospectus may only be sold in those jurisdictions in which offers and sales of the Securities are permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus is accurate only as at the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Prospectus contains forward-looking statements and forward-looking information within the meaning of U.S. and Canadian securities laws. Forward-looking statements and information can generally be identified by the use of forward-looking terminology or words, such as, “continues”, “with a view to”, “is designed to”, “pending”, “predict”, “potential”, “plans”, “expects”, “anticipates”, “believes”, “intends”, “estimates”, “projects”, and similar expressions or variations thereon, or statements that events, conditions or results “can”, “might”, “will”, “shall”, “may”, “must”, “would”, “could”, or “should” occur or be achieved and similar expressions in connection with any discussion, expectation, or projection of future operating or financial performance, events or trends. Forward-looking statements and forward-looking information are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

The forward-looking statements and information in this Prospectus are subject to various risks and uncertainties, including those described under the heading “Risk Factors” as well as under the heading “Risk Factors” in the Corporation’s AIF (as defined herein), many of which are difficult to predict and generally beyond the control of the Corporation, including without limitation risks:

●	associated with our history of operating losses;

●	associated with the Corporation’s need for additional financing, which may not be available on acceptable terms or at all;

●	that the Corporation will not be able to compete in the highly competitive semiconductor and photonics markets;

●	that the Corporation’s objectives will not be met within the timelines the Corporation expects or at all;

●	associated with the COVID-19 pandemic and the resulting economic conditions and disruptions;

●	associated with engineering, product development and manufacturing;

●	associated with successfully protecting patents and trademarks and other intellectual property;

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●	associated with joint venture development;

●	concerning the need to control costs and the possibility of unanticipated expenses;

●	that the trading price of the Common Shares of the Corporation will be volatile; and

●	that shareholders’ interests will be diluted through future stock offerings or options and warrant exercises.

For all of the reasons set forth above, investors should not place undue reliance on forward-looking statements. Other than any obligation to disclose material information under applicable securities laws or otherwise as may be required by law, the Corporation undertakes no obligation to revise or update any forward-looking statements after the date hereof.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at its head office at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario M4P 1E2, and are also available electronically in Canada through the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Corporation through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents of the Corporation, filed by the Corporation with the securities commissions or similar authority in each of the provinces of Canada are specifically incorporated by reference in this Prospectus:

(a)	annual information form for the year ended December 31, 2020 on United States Securities and Exchange Commission Form 20-F, dated April 9, 2021 (the “AIF”);

(b)	management information circular dated July 21, 2020 relating to the annual and special meeting of shareholders held on August 26, 2020;

(c)	management information circular dated January 29, 2021 relating to a special meeting of shareholders held on February 19, 2021;

(d)	consolidated audited financial statements for the years ended December 31, 2020, 2019 and 2018, together with the auditors’ report thereon;

(e)	management’s discussion and analysis for the year ended December 31, 2020;

(f)	interim financial statements for the three months ended March 31, 2021;

(g)	management’s discussion and analysis for the three months ended March 31, 2021; and

(h)	material change report dated February 19, 2021 concerning the February 2021 Private Placement (as defined herein),

provided that these documents are not incorporated by reference to the extent their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement (in the case of a report on Form 6-K, if and to the extent expressly provided in such report).

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Any documents of the type described in section 11.1 of Form 44-101F1 - Short Form Prospectus, if filed by the Corporation after the date of this Prospectus and before the termination of the distribution, are deemed to be incorporated by reference in this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of the Corporation’s financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

All information permitted by National Instrument 44-102 – Shelf Distributions to be omitted from this base shelf Prospectus will be contained in one or more shelf Prospectus Supplements that will be delivered to purchasers together with this base shelf Prospectus. Each shelf Prospectus Supplement will be incorporated by reference into this base shelf Prospectus for the purposes of securities legislation as of the date of the shelf Prospectus Supplement and only for the purposes of the distribution of the securities to which the shelf Prospectus Supplement pertains.

In addition, certain “marketing materials” (as defined in National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”)) may be used in connection with a distribution of Securities. Any “template version” (as defined in NI 41-101) of any marketing materials filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) will be deemed to be incorporated by reference in such Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement, of which this Prospectus forms a part: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consent of Marcum LLP; (3) powers of attorney from certain of the Corporation’s directors and officers; and (4) the form of indenture relating to the Debt Securities.

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AVAILABLE INFORMATION

The Corporation is subject to the informational requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Corporation with, or furnished to, the SEC may be obtained on EDGAR at the SEC’s website: www.sec.gov.

The Corporation has filed with the SEC a registration statement on Form F-10 (the “Registration Statement”) under the U.S. Securities Act with respect to the Securities. This Prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Corporation and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC’s website: www.sec.gov.

POET TECHNOLOGIES INC.

The legal and commercial name of the Corporation is POET Technologies Inc. The Corporation was originally incorporated under the Business Corporation Act (British Columbia) on February 9, 1972 as Tandem Resources Ltd. On November 14, 1985, Tandem Resources Ltd. amalgamated with Stanmar Resources Ltd. and Keezic Resources Ltd., to continue as one company under the name Tandem Resources Ltd. under the Corporation Act (British Columbia). By Articles of Continuance dated January 3, 1997, Tandem Resources Ltd. was continued under the Business Corporations Act (Ontario) (“OBCA”). By Articles of Amendment dated September 26, 2006, Tandem Resources Ltd. changed its name to OPEL International Inc. By Certificate of Continuance dated January 30, 2007, OPEL International Inc. was continued under the Business Corporations Act (New Brunswick). By Articles of Continuance dated November 30, 2010, OPEL International Inc. was continued under the OBCA and changed its name to OPEL Solar International Inc. By Articles of Amendment dated August 25, 2011, OPEL Solar International Inc. changed its name to OPEL Technologies Inc. By Articles of Amendment dated July 23, 2013, OPEL Technologies Inc. changed its name to POET Technologies Inc. Today, the Corporation is an Ontario-based corporation governed by the OBCA.

The Corporation is a reporting issuer in each of the provinces of Canada.

Intercorporate Structure

The following is the corporate structure of POET as of the date hereof.

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Description of the Business

The Corporation is a design and development company offering photonic integration solutions based on the POET Optical Interposer™ a novel platform that allows the seamless integration of electronic and photonic devices into a single multi-chip module using advanced wafer-level semiconductor manufacturing techniques and packaging methods. POET’s Optical Interposer eliminates costly components and labor-intensive assembly, alignment, burn-in and testing methods employed in conventional photonics. The cost-efficient integration scheme and scalability of the POET Optical Interposer brings value to devices or systems that integrate electronics and photonics, including high-growth areas of communications and computing, such as high-speed networking for cloud service providers and data centers, 5G networks, machine-to-machine communication, sometimes referred to as the “Internet of Things” (IoT), self-contained “Edge” computing applications, such as inference engines for Artificial Intelligence (AI) systems and sensing applications, such as LIDAR systems for autonomous vehicles.

Prior to the announcement of its invention of the POET Optical Interposer in January of 2018, the Corporation had focused its efforts on the integration of multiple functions into a single chip or multiple devices into a single multi-chip package. The acquisition in 2015 and subsequent operation by the Corporation of DenseLight Semiconductors Pte (“DenseLight”), a Singapore-based company that owns and operates a compound semiconductor fabrication facility, anticipated a trend in the market away from the use of Gallium Arsenide (GaAs), favoring the frequencies generated by Indium Phosphide (InP) lasers for within datacenter, datacenter to datacenter, and datacenter to metro communications. Beginning as early as 2017, the Corporation directed DenseLight to focus on the development of lasers in those frequencies used for data communications applications rather than its traditional focus on lasers used for sensing devices. Beginning in 2018, those efforts were further focused on the production of devices that would be compatible for use with the Optical Interposer platform. Once sufficient development work had been performed to demonstrate that those lasers could be built reliably to POET’s specifications, the Corporation decided to adopt a “fab light” strategy, common among semiconductor companies, and divest its physical fabrication operations through the sale of DenseLight, which it completed in November of 2019. Since the announcement of the invention of the Optical Interposer, virtually all of the R&D spending in the Corporation has been dedicated to development of the Optical Interposer as a platform technology, suitable for the design of multiple products, product generations, applications and extensions. This included the development of multiple features embedded in the Optical Interposer that enhance its utility, and the design and development of compatible active devices that are unique to the Optical Interposer platform.

The Corporation targeted as the first application of the Optical Interposer the development of optical engines for transceivers used in data centers. Transceivers are used to convert digital electronic signals into light signals and vice versa, and to transmit and receive those light signals via fiber optic cables within datacenters and between datacenters and metropolitan centers in a vast data and tele-communications network.

During 2019 and early 2020, the Corporation was engaged with a large North American-based systems company in proving out various aspects of the optical engine technology. Following the successful completion of the project, the Corporation transitioned from technology development to product design and development to deliver prototypes of optical engines for qualification and testing to several customers. These included designs for 100G/200G and 400G optical engines and sub-assemblies based on the POET Optical Interposer in design projects that are ongoing. The Corporation has delivered and expects to deliver initial prototypes to customers in 2021. The samples will be used by customers to confirm that the uniquely designed optical engines meet specifications and can pass rigorous reliability testing required by the data communications industry. The Corporation expects that its devices will pass such testing and be included in the production plans of several major customers beginning in late 2021 and early 2022.

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In its initial target market of optical transceiver modules, the Corporation believes that, because of its ability to produce, test and burn-in optical engines fully at wafer-scale, that it can deliver devices that are: a) lower in cost by a factor of 25% to 40% than competitive assemblies; and b) produced at a capital cost for assembly and testing that is 90% lower than conventional approaches. In addition, because of its fundamental design and architecture, the POET Optical Interposer platform can be used for multiple product designs, multiple generations of the same product and multiple product extensions. The Corporation anticipates entering other related markets for the POET Optical Interposer following its initial focus on optical engines for transceivers, such as 5G communications and the areas of co-packaged optics, which includes stand-alone applications such as optical computing, and high-value sensing applications, such as LIDAR for autonomous vehicles.

In order to address the challenge of producing devices in the large quantities that are needed by customers in the high-volume data communications industry, the Corporation entered into an agreement in late 2020 with Xiamen Sanan Integrated Circuit Co. Ltd. (“Sanan IC”), a subsidiary of Sanan Optoelectronics Xiamen Co. Ltd. to form a joint venture to assemble, test and sell Optical Engines in high volumes. Sanan is the world’s largest manufacturer of compound semiconductor devices, producing over 25 million eight-inch wafers per year across a variety of substrate types and applications. The objective of the joint venture company, which is named “Super Photonics Xiamen” (“SPX”) is to assemble, test and sell optical engines based on the POET Optical Interposer, along with devices procured from various suppliers, including Sanan IC, into finished products. Optical engines for 100G and 200G applications will be sold exclusively world-wide by SPX. 400G optical engines will be sold by SPX in the China territory while the Corporation will sell 400G optical engines to customers in the United States, Europe and elsewhere outside the China territory. Until SPX is in full operation, prototypes and samples are currently being fabricated by POET using both internal resources and external suppliers, foundries and vendors. As designs are completed and the prototypes are delivered to customers in the second half of 2021, the Corporation will begin to benefit from revenues associated with Non-Recurring Engineering (NRE), along with expense reimbursements for delivered prototypes. Volume production of optical engines designed for specific customers is expected to begin in 2022, with high volumes expected to ramp later that year and into 2023. The Corporation expects that as samples of generic POET optical engines (i.e., those produced to what is referred to as a “reference design”) become available in 2021, that additional design opportunities will emerge with customers that have seen the potential benefit of the Corporation’s platform approach to optical engine design and development.

Operations in Emerging Market Jurisdictions

Guidance from Canadian securities regulators provides that issuers operating in markets deemed “emerging markets” include additional disclosure with respect to operations in such markets. The Corporation has operating subsidiaries located in Singapore and China, which as at the date hereof Although Singapore is considered to be a relatively stable jurisdiction for business, it is possible that operating in Singapore and / or China may expose the Corporation to a certain degree of political, economic and other risks and uncertainties. For these reasons, the following disclosure is in included in contemplation of the guidance in Staff Notice 51-720 – Issuer Guide for Companies Operating in Emerging Markets of the Ontario Securities Commission.

The establishment and development of POET Technologies Pte. Ltd (“POET Singapore”) (Singapore), POET Optoelectronics Shenzhen Co. Ltd (“POSC”) (China) and a joint venture with Sanan IC, SPX (China), adds an additional regulatory framework to which the Corporation operates and is supplementary to the existing regulatory framework existing in Canada.

The Corporation’s operating entities in emerging jurisdictions are governed in accordance with applicable local laws and entity-wide governance principles. The directors and management of the Corporation’s operating entities in emerging jurisdictions are generally comprised of a majority of senior management employees and where required by local laws, local residents, who are generally longstanding local management level employees, or local corporate counsel. In addition, certain members of the Corporation’s management have experience of conducting business in China, as detailed below, and in Singapore, where the Corporation has maintained operations since 2016. The Corporation maintains oversight over the operations in Singapore and China. Each jurisdiction will require greater internal controls and adherence to a regulatory framework that creates challenges in relation to decision-making, communication, and compliance. The Corporation has experienced management and retained legal advisors and consultants to help facilitate adherence to regulatory requirements in order to meet this challenge.

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Use of and Reliance on Experts

The Corporation has retained legal counsel in various international jurisdictions in which it operates regarding various corporate and regulatory legal issues, including the Corporation’s right to conduct business in Singapore and China, and has relied on advice from that counsel with respect to such matters. The Corporation has retained Bird & Bird LLP, an international law firm with offices in both Singapore and China, as well as Intertrust Consultants Limited, an international consulting firm specializing in compliance, business ethics, legal, administrative and regulatory duties for conducting the Corporation’s business in China.

The Corporation ensures that any such counsel or provider retained has their credentials vetted, referenced, with considerable diligence and adherence to local licenses, professional associations, and regulators.

Law, Language, Cultural and Business Practices

Singapore

The government of Singapore recognizes four official languages, being English, Malay, Mandarin and Tamil. The Corporation’s executive officers and all members of the Board are fluent in English and, in each case, English is their primarily language. In addition, the Corporation and POET Singapore operates in English and all board materials are prepared in English. The Corporation works with advisors, such as Bird & Bird LLP, capable of professionally conversing in English. See “Use of and Reliance on Experts”.

The financial records of the Corporation and POET Singapore existing under the laws of Singapore are maintained in English. The Corporation does not believe that any material language or cultural barriers exist.

Should a translation from a jurisdiction’s official language to English be required, the Corporation intends to engage a professional translator to execute the required translation. In particular, the Corporation can rely on translators, bilingual local lawyers and/or bilingual local auditors.

In addition, the Corporation has operated in Singapore since 2016 and has experienced management and board of directors that is sensitive to Singaporean business practices and customs. The Corporation engages with all subsidiaries and staff on a global basis as a team and interacts through cross company telecommunications to update and communicate corporate advancement, policies and practices with great frequency.

China

The government of China recognizes Mandarin as its official language. Some of the Corporation’s executive officers, including James Lee and Dr. Jinyu Mo, have proficiencies in Mandarin. The Corporation engages a professional translator to execute any required translation. In particular, the Corporation can rely on translators and Bird & Bird LLP, its bilingual local lawyers. As noted above, the Corporation has engaged multiple service providers in China to assist with compliance with laws and regulations. Service providers include an international law firm, Bird & Bird LLP, which has expertise in various facets of Chinese law, including corporate law, commercial law, employment law, intellectual property law, and IT, data and telecommunications law. The Corporation also retains Intertrust Consultants Limited, an international consulting firm specializing in compliance, business ethics, legal, administrative and regulatory duties for international companies conducting business in China. See “Use of and Reliance on Experts”.

In addition, the certain officers of the Corporation, including Vivek Rajgarhia, President and General Manager of POET, James Lee, Vice President and General Manager of POET Singapore, and Dr. Jinyu Mo, possess extensive experience in conducting business in China and familiar with the laws, requirements and local business culture and practices in China.

Corporate Governance in China

Under Chinese law, a corporation established in China is required to appoint a legal representative. The legal representative may be held personally accountable for actions carried out by the applicable Chinese company. The legal representative is exposed to personal risks for acts and omissions, either individually or by the company and its employees. Such risks include civil, administrative, or criminal liability. Vivek Rajgarhia, the President of the Corporation, is the legal representative of POSC. Xiaozhong, Zheng, the President of SPX, is the legal representative of SPX.

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The articles of POSC and SPX do not provide for any variation to the role, powers and responsibilities of the legal representative, other than those as typically provided under Chinese law. The legal representative represents the company and is responsible for performing duties and powers on behalf of the company in accordance with applicable Chinese laws and the company’s articles of association. Most company registration or change filing-related formalities require the wet signature of the legal representative, however the legal representative also is typically provided a personal seal which serves as a formal signature for some other authorities or bank formalities. The legal representative’s name will be recorded on the company’s business license, which is publicized online.

There are certain procedures to be followed to legally remove a legal representative, directors and officers of an entity under Chinese law.

(1)	Procedures to legally remove the legal representative

If the chairman of board or executive director of the company concurrently serves as the legal representative according to company’s articles of association (“AoA”), the shareholder of the company is entitled to re-appoint a new chairman of board or executive director to replace the prior legal representative by shareholder resolution. If the general manager concurrently serves as the legal representative according to company’s AoA, the board or executive director is entitled to re-appoint a new general manager to replace the prior legal representative by resolution. Upon appointment, the newly appointed person will automatically serve as the legal representative pursuant to the AoA. In addition, the company shall prepare application documents related to the change of legal representative and submit them to local company registration authority where the company is domiciled. Local company registration authorities will then issue a new business license, which contains the name of new legal representative.

(2)	Procedures to legally remove the directors and officers

The removal of a director of the entity is done by way of a shareholder resolution. While “officer” is not specifically defined under the PRC Company Law, “senior officer” under the PRC Company Law refers to any manager, deputy manager, financial principal, secretary to the board of directors of a listed company, or any other person specified in the AoA. The board or executive director of the company can remove managers by way of resolution and remove financial principals by way of resolution in accordance with the nomination of the general manager. For the removal of directors and general managers, the company shall prepare application documents related to such removal and submit such documents to local company registration authority where the company is domiciled. Local company registration authority will issue a filing receipt to provide such removal change filing is completed. No new business license will be issued relating to a change of directors and general managers of an entity. No filings are required for changes in officers other than the general manager.

There are requirements for a minimum number of directors and/or supervisors that must be complied with if directors/supervisors are removed but not replaced. Specifically, a board shall comprise at least three members. A Chinese company is not allowed to have two directors in its governance structure. If a board is not established, the company shall have only one executive director instead.

In addition, POSC and SPX have chops which are essential for conducting business in China, including entering into contracts, conducting banking activities and undertaking day-to-day business activities. POSC has a Company Chop, Legal Representative Chop, Financial Chop and Invoice Chop while SPX has a Company Chop, Legal Representative Chop and Financial Chop. The specified purposes of the chops is detailed below:

1.	Company Chop. The Company Chop is used by an authorized person at each of POSC and SPX and is required for the daily operations of the Chinese entity. It is required when any important document is signed and is also used to provide legal authority when opening a bank account. All letters, official documents, contracts, and introduction letters issued in the name of the company, certificates, or other company materials can use the official chop, which will legally bind the company. Pursuant to the policies of POSC, the Corporation’s subsidiary, the use of the company chop for transactions above $10,000 must be approved by the Corporation’s CEO, President and CFO,; however, under Chinese laws, the use of the Company Chop alone or the signature of the parties to the contract alone is sufficient to bind the Chinese entities.

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2.	Legal Representative Chop. The Legal Representative Chop is evidence of the Legal Representative’s signature and may be used in place of a signature, or alongside the Legal Representative’s actual signature.

3.	Financial Chop. The Financial Chop is used for opening a bank account, issuing checks, authenticating financial documents, such as tax filings and compliance documents, and for most bank-related transactions by the financial controller / officer of POSC and SPX.

4.	Invoice Chop. The Invoice Chop is used to issue invoices in China known as Fapiao. The Invoice Chop was acquired in preparation for the time that the Corporation (and POSC) will begin issuing invoices to customers.

Other than the POSC chops held by Intertrust, in order to maintain the physical security of the chops, each chop is stored separately in secured locations accessible only to a single authorized personnel, who are members of the entity’s senior management whose role and function is aligned with the purpose and use of the assigned chop. The Company Chop of POSC is used by Jinyu Mo, the general manager of POSC and stored in a locked safe at the offices of POSC located at Unit 02, 10th Floor, A4 Building, Kexing Science Park, No. 15. The Financial Chop, Legal Representatives Chop and Invoice Chop of POSC is in the possession of the Corporation’s and POSC’s local consultant, Intertrust and kept in a locked safe by Intertrust in its offices at Room 708, Guangzhou IFC, No. 5 Zhujiang West Road, Tianhe District, Guangzhou, China 510623. The use of the Legal Representative Chop by Intertrust on behalf of POSC strictly forbidden without the express written approval of the legal representative of POSC, Vivek Rajgarhia, President of the Corporation. The Company Chop, Financial Chop and Legal Representative Chop of SPX is used by Vivi Jieqiong Qui (Operations Manager of SPX), Arden Zhu (Finance Manager of SPX) and Xiaozhong Zheng (President of SPX), all kept under locked safes at the offices of SPX located at 6th Floor, No.799 Min ‘an Ave, Tong ‘an District, Xiamen City, Fujian Province, China.

Related Parties

The Corporation is subject to Canadian securities laws and accounting rules with respect to approval and disclosure of related party transactions and has policies in place which it follows to mitigate risk associated with potential related party transactions. The Corporation may transact with related parties from time to time, in which case such related party transaction may require disclosure in its consolidated financial statements and in accordance with relevant securities laws.

Risk Management and Disclosure

The Corporation has implemented a system of corporate governance, internal controls over financial and disclosure controls and procedures that apply to the Corporation and its subsidiaries, which are overseen by the board of directors and implemented by senior management of the Corporation. Executive management and the board of the Corporation prepare and review the financial reporting of its subsidiaries as part of preparing its consolidated financial reporting, and the Corporation’s independent auditors review the consolidated financial statements under the oversight of the Corporation’s audit committee. In addition, the management of each subsidiary entity review, on a monthly basis, the financial activities of local operations, which includes a review of variances and trend analysis against approved budget. These monthly reviews are also part of the discussions between the management of the subsidiary entity and the Corporation. As such, the Corporation’s board and management have insight into the monthly operations and finances and can provide effective oversight of subsidiary level financial reporting and operations.

In general, the board of each subsidiary entity is responsible for maintaining good corporate governance practices and risk controls. Board members and management of the Corporation regularly discuss business operations and risk management practices with directors and management of each subsidiary entity.

Internal Controls

The Corporation prepares its consolidated financial statements on a quarterly and annual basis, using IFRS. The Corporation implements internal controls over the preparation of its financial statements and other financial disclosures, including its MD&A, to provide reasonable assurance that its financial reporting is reliable. The quarterly and annual financial statements are being prepared in accordance with IFRS and other financial disclosures, including its MD&A, are being prepared in accordance with relevant securities legislation. These systems of internal control over financial reporting and disclosure controls and procedures are designed to ensure that, among other things, the Corporation has access to material information about its subsidiaries.

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The Corporation’s operations and adherence to risk management in Singapore and China is regulated and actively monitored. The Corporation provides internal monitoring through management and ensures the supervisors and general managers in both Singapore and China work alongside the Corporation’s counsel and consultants to facilitate active regulatory and risk management monitoring. In addition to the above, the Corporation ensures that each subsidiary entity has sufficient and qualified employees which allows for the proper functioning of different processes and appropriate segregation of duties. Stringent approval processes are in place through approved delegation of authority.

Proper security measures are in-place to safe guard company assets, including the use of the chops of POSC and SPX. As detailed above, corporate seals and chops are maintained at the local entity level with appropriate security measures in place to safeguard such seals.

The minute books, corporate records and corporate seals of these entities are maintained locally. In addition, a copy of the corporate records for POSC is maintained at the offices of the Corporation’s local counsel, Bird & Bird LLP.

Disclosure Controls and Procedures

The Corporation has a disclosure policy that establishes the protocol for the preparation, review and dissemination of information about the Corporation. This policy provides for multiple points of contact in the review of important disclosure matters and integrates inputs from Vivek Rajgarhia and Jinyu Mo, as the main contact persons for disclosure matters in Singapore and China for the Corporation. Such disclosure and information are subsequently by the Corporation’s disclosure committee, comprising of senior management and overseen by the Corporation’s Audit Committee and Corporate Governance and Nominating Committee.

CEO and CFO Certifications

In order for the Corporation’s CEO and CFO to be in a position to attest to the matters addressed in the quarterly and annual certifications required by National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings, the Corporation has developed internal procedures and responsibilities throughout the organization for its regular periodic and special situation reporting, in order to provide assurances that information that may constitute material information will reach the appropriate individuals who review public documents and statements relating to the Corporation and its subsidiaries containing material information, is prepared with input from the responsible officers and employees, and is available for review by the CEO and CFO in a timely manner.

RECENT DEVELOPMENTS

The following summaries set out certain of the Corporation’s key developments since December 31, 2020.

On January 6, 2021, the Corporation announced that it had entered into development and supply agreements with a technology leader in photonic neural network systems for artificial intelligence (AI), which represents an entry point into the new large and extremely high-growth chipset market for AI applications.

On January 19, 2021, the Corporation announced the opening of a subsidiary company and development center in Shenzhen, PRC and the appointment of Dr. Jinyu Mo as Senior Vice President of Asia.

On February 11, 2021, the Corporation announced that it had completed its previously announced private placement of 17,647,200 units of the Corporation (the “2021 Units”) at a price of CAD$0.85 per 2021 Unit for gross proceeds of approximately CAD$15 million, including the full exercise of the agents’ option (the “February 2021 Private Placement”). Each 2021 Unit issued pursuant to the February 2021 Private Placement consists of a Common Share and a Common Share purchase warrant of the Corporation (the “2021 Warrants”). Each 2021 Warrant entitles the holder thereof to purchase one additional Common Share at a price of CAD$1.15 per Common Share for a period of 24 months from February 11, 2021, subject to an acceleration at the option of the Corporation, if, on or following the date that is four months and one day after February 11, 2021 and prior to the expiry date of the 2021 Warrants, the daily volume weighted average trading price of the Common Shares on the TSXV exceeds CAD$2.30 for ten consecutive trading days. In connection with the February 2021 Private Placement, the Corporation paid a cash commission to the agents of CAD$900,007, being 6% of the aggregate proceeds of the February 2021 Private Placement, as well as issued 1,058,832 broker warrants (the “Broker Warrants”) equating to 6% of the number of 2021 Units sold. Each Broker Warrant entitles the holder thereof to purchase one Common Share at a price of CAD$0.85 per Common Share for a period of 24 months from February 11, 2021.

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On February 17, 2021, the Corporation provided an update on its financing activities:

●	Exercise of Options and Warrants: The Corporation had received approximately CAD$10 million from the exercise of options and warrants since October 1, 2020. As at the date of the press release, there were approximately 18 million warrants unexercised. If fully exercised, the remaining warrants would provide the Corporation with proceeds of approximately CAD$9.4 million and if remain unexercised, will expire on November 2, 2021.

●	Convertible Debenture Warrants: Since being issued in 2019, the Corporation’s debt pursuant to the Convertible Debentures (as defined herein) had been reduced by CAD$750,000 due to the conversion of Convertible Debentures and exercise of related 2019 Warrants (as defined herein). Assuming all of the remaining Convertible Debentures are converted and the related 2019 Warrants exercised, the remainder of the Corporation’s debt would be extinguished, and it would issue an additional 10.6 million 2019 Units (as defined herein). Upon exercise of the related 2019 Warrants, the Corporation would receive an additional CAD$5.3 million. See the section “Description of Share Capital” below for more details on the Convertible Debentures.

On February 22, 2021, the Corporation announced that the shareholders of the Corporation had approved the Consolidation at the special meeting held on February 19, 2021.

On February 23, 2021, the Corporation announced that it had extended the Optical Interposer into new applications and markets with a fully-integrated, multiplexed light-source for optical computing chipsets and sensing applications, named “LightBar-CTM”

On March 17, 2021, the Corporation announced significant progress on SPX, which includes the completion of the official registration for SPX to carry on business in China, appointment of the board of directors and key personnel, completion of 5,000 square feet of temporary facilities, ordering of key capital equipment for installation and qualification in April-May and receipt of approximately US$5 million from Sanan IC to cover initial operating and capital expenditures.

On April 6, 2021, the Corporation announced that it had granted a total of 4,831,250 options, which are exercisable for 10 years at a price of CAD$1.19, to directors, employees and consultants of the Corporation.

This section contains forward-looking statements and forward-looking information within the meaning of U.S. and Canadian securities laws. See “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors”.

Consolidated Capitalization

The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capitalization of the Corporation since the date of the Corporation’s financial statements for its most recently completed financial period included in such Prospectus Supplement, including any material change that will result from the issuance of Securities pursuant to such Prospectus Supplement.

PLAN OF DISTRIBUTION

The Corporation may sell Securities to or through underwriters or dealers designated by the Corporation from time to time and may also sell Securities directly to purchasers pursuant to applicable statutory exemptions or through agents.

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Underwriters, dealers or agents with respect to the Securities sold to or through underwriters, dealers or agents will be named in the Prospectus Supplement relating to that particular offering of Securities. The Prospectus Supplement relating to a particular offering of Securities will also set forth the terms of the offering of the Securities including, to the extent applicable, any fees, discounts or other remuneration payable to the underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price(s) (in the event the offering is a non-fixed price distribution), the proceeds that the Corporation will receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 - Shelf Distributions (“NI 44-102”), including sales made directly on the TSXV or other markets or exchanges on which the Common Shares may trade. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Corporation or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Corporation and any profit on the resale of the Securities by them may be deemed to be underwriting commissions. In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in relation to an “at-the-market” distribution, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the over-allocation position of any underwriter, broker, dealer or agent, acquires those securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.

Any offering of Securities other than Common Shares will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Securities will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Securities other than Common Shares may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities in the secondary market (if any), the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. A prospective investor should be aware that the purchase of Securities may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in the applicable Prospectus Supplement. Prospective investors should read the tax discussion, if any, in the applicable Prospectus Supplement and consult with an independent tax advisor. See “Risk Factors”.

Underwriters, dealers or agents who participate in the distribution of Securities under this Prospectus may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

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USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, the net proceeds to be received by the Corporation from the issue and sale from time to time of the Securities will be added to the general funds of the Corporation to be used to for capital expansion, further product development, potential business or intellectual property acquisitions, working capital and general corporate purposes. The Corporation selected a size of Prospectus designed to provide capital raising flexibility within reasonable parameters for its expected growth and potential capital needs based on the Corporation’s product development stage and anticipated industry growth over the next 25 months. The Corporation anticipates that the optical transceiver industry will undergo significant growth, specifically the serviceable available market for its products in the optical transceiver segment is expected to grow at a CAGR of 8% over the next three years from US$1.9B to US$2.4B.1 In addition to expected organic growth, as the Corporation operates in an evolving disruptive technology space, it hopes to be well-situated to adapt to market conditions and respond quickly to potential strategic and mergers and acquisition opportunities if and as they arise. Overall, the Corporation expects to utilize the Prospectus and proceeds from the offering of Securities from time to time to support its growth within the dynamic technology space in order to ensure that it maintains a sufficient level of agility should it experience the explosive growth that is typical of the disruptive technology industry. The Corporation does not have any agreements or commitments for any specific acquisitions at this time.

While the Corporation intends to use the net proceeds as indicated above, there may be circumstances where a reallocation of funds may be deemed necessary or desirable. See “Risk Factors”.

The Corporation had negative cash flow for the twelve months ended December 31, 2020. If the Corporation continues to have negative cash flow in the future, net proceeds may need to be allocated to funding the negative cash flow in addition to the expenditures listed above.

As at April 30, 2021, the Corporation has US$21.9M in cash and US$20.3M in working capital. As detailed above, the Corporation reasonably expects that US$1.0M of its current liabilities will be settled through the conversion of a portion of the Corporation’s outstanding convertible debentures.

The Corporation has prepared an annual operating plan for the next 12 months (April 1, 2021 to March 31, 2022) which estimates operating and capital expenditures to be between US$12.5M and US$14.5M. The annual operating plan was presented to the Corporation’s auditors and its audit committee to satisfy the assumption that the Corporation would continue as a going concern between April 1, 2021 to March 31, 2022. The Corporation determined, and the auditors agreed, that the Corporation had sufficient cash to settle its current liabilities and pay its budgeted capital and operating expenditures over the next 12 months.

Based on the Corporation’s cash on hand as at April 30, 2021, the Corporation’s operating and capital expenditures estimated by the annual operating plan for the next 12 months represents approximately 57%-66% of the Corporation’s cash on hand and 61.5%-71.4% of the Corporation’s working capital. At an estimated yearly burn rate of US$12.5M–US$14.5M, the Corporation’s cash balance as of April 30, 2021 of US$21.9M is sufficient to fund the Corporation’s cash requirements for approximately 18-21 months without raising additional capital.

In addition to available cash on hand, the Corporation has reasonable expectations of additional cash proceeds of US$6.9M from the exercises of in-the-money warrants which are expiring on November 2, 2021.

The Corporation intends to engage in further product development on two main projects, which it is anticipating to take to production in the next 18 months.

1.	100/200G Optical Engine

An optical engine is a unique device that utilizes the novel POET Optical Interposer to integrate photonic, optic and electronic components at wafer level. The optical engine is the primary component of a transceiver used in data centers, currently at speeds of 100 or 200 Gigabits per second (G). The Corporation has designed and tested its optical engine and feels that it is ready to build prototypes which will be presented as samples to prospective customers by Q3 2021. The Corporation expects to transition prototypes into saleable products under scalable production conditions by Q4 2021.

1 ResearchAndMarkets.com, Global Optical Transceivers Market Trajectory Analytics Report, 2021

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2.	400G Optical Engine

The 400G optical engine is the next generation of the optical engine utilizing the POET Optical Interposer. The 400G optical engine will use some components that differ from the 100/200G optical engine. Development of the 400G optical engine is underway with prototypes expected in Q2 2022 and scalable production expected in Q3 2022.

The following table outlines the project milestones, expected completion dates and costs:

Project	Project Milestones	Expected Completion	Expected Expenditures
100G/200G Optical Engine	Prototypes	Q3 2021	US$4,000,000
	Production	Q4 2021	US$2,000,000
	Total (to production)		US$6,000,000
400G Optical Engine	Prototypes	Q2 2022	US$5,000,000
	Production	Q3 2022	US$2,000,000
	Total (to production)		US$7,000,000

The Corporation approximates that it requires US$13.0M for the next 18 months to take the above-noted projects to production, which is included in its annual operating plan and yearly burn estimates. Based on the above projections, the Corporation expects that it has sufficient cash on hand to meet the project milestones and take the projects to production stage.

DESCRIPTION OF SHARE CAPITAL

The authorized capital of the Corporation consists of an unlimited number of Common Shares, without par value, of which there are 343,680,101 Common Shares issued and outstanding as of the date hereof, and one special voting share, of which there are nil special voting shares issued and outstanding as of the date hereof.

In 2019, the Corporation issued CAD$4,988,292 aggregate principal amount of convertible unsecured debentures of the Corporation (the “Convertible Debentures”), which were sold in multiple tranches on a brokered private placement basis through the Corporation’s financial advisor, IBK Capital. The Corporation closed five tranches of the private placement of the Convertible Debentures, with each tranche of Convertible Debentures maturing on the date that is 24 months following the issuance. The first tranche of Convertible Debentures matured on April 3, 2021; the second tranche matured on May 3, 2021; the third tranche matured on June 3, 2021; the fourth tranche matures on August 2, 2021; and the fifth and final tranche matures on September 19, 2021. Outstanding principal amounts of Convertible Debentures are convertible at the option of the holders thereof into units (“2019 Units”) at a conversion price of CAD$0.40 per 2019 Unit, subject to adjustment in certain circumstances. A total of CAD$4,731,000 principal amount of Convertible Debentures have been converted as of the date hereof into a total of 11,827,500 2019 Units. A total of CAD$257,292 principal amount of Convertible Debentures remains outstanding as of the date hereof, convertible into a total of 643,230 2019 Units. Each 2019 Unit consists of one Common Share and one Common Share purchase warrant (a “2019 Warrant”). Each 2019 Warrant entitles the holder thereof to purchase one Common Share of the Corporation at a price of CAD$0.50 per Common Share, subject to adjustment in certain circumstances, for a period of four years from the date of issuance of the Convertible Debenture, irrespective of the date the Convertible Debenture is converted into 2019 Units. Insiders of the Corporation subscribed to CAD$710,000 of the Convertible Debentures, all of which were converted as of the date hereof. Insiders have exercised 250,000 2019 Warrants. Other holders of 2019 Warrants have exercised 375,000 2019 Warrants. Additionally, holders of Convertible Debentures have the right prior to the applicable maturity date to cause the Corporation to repurchase the Convertible Debentures at face value, subject to certain restrictions. This Prospectus does not qualify the distribution of the Common Shares issuable upon the conversion of the Convertible Debentures nor the exercise of the 2019 Warrants in any of the provinces or territories of Canada.

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On November 2, 2016, the Corporation completed a public offering of 34,800,000 units of the Corporation (the “2016 Units”) with each 2016 Unit comprised of one Common Share and one Common Share purchase warrant (the “2016 Warrants”), at a price of CAD$0.36 per 2016 Unit, for aggregate gross proceeds of CAD$12,528,000. Of the 34,800,000 2016 Warrants issued pursuant thereto, a total of 14,098,457 2016 Warrants remain outstanding as of the date hereof. Each outstanding 2016 Warrant is exercisable by the holder thereof to acquire one Common Share at a price of CAD$0.52 per Common Share, subject to adjustment in certain circumstances, until November 2, 2021. The issuance of the 2016 Warrants was registered in the United States pursuant to the Corporation’s Registration Statement on Form F-10 (File No. 333-213422) and covered by the prospectus supplement dated October 28, 2016 filed as part thereof. The Registration Statement (as defined below) registers, and this Prospectus as filed as part of the Registration Statement covers, the issuance of the Common Shares upon exercise of the 2016 Warrants under the United States Securities Act of 1933, as amended, in accordance with the multi-jurisdictional disclosure system adopted by the SEC. This Prospectus does not qualify the distribution of the Common Shares issuable upon exercise of the 2016 Warrants in any of the provinces or territories of Canada. Further information regarding the 2016 Warrants can be found in the prospectus supplement of the Corporation dated October 28, 2016 which is available electronically in Canada through SEDAR at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov.

On February 11, 2021, the Corporation completed the February 2021 Private Placement of 17,647,200 2021 Units, comprised of one Common Share and one 2021 Warrant. In connection with the February 2021 Private Placement, the Corporation also issued 1,058,832 Broker Warrants to the agents. See “Recent Developments” for more details on the February 2021 Private Placement, 2021 Warrants and Broker Warrants.

As a result of the foregoing issuances, the Corporation has issued and outstanding 44,006,989 Warrants (consisting of 14,098,457 2016 Warrants, 11,202,500 2019 Warrants, 17,647,200 2021 Warrants and 1,058,832 Broker Warrants) to purchase Common Shares at a weighted average exercise price of CAD$0.78 per Common Share.

In addition, the Corporation has issued and outstanding 48,146,430 options to acquire Common Shares at a weighted average exercise price of CAD$0.50 per Common Share and a weighted average remaining contractual life of 7.79 years, of which 26,300,381 options to acquire Common Shares with a weighted average exercise price of CAD$0.41 per Common Share have vested as of the date hereof.

Holders of Common Shares are entitled to one vote per Common Share at meetings of shareholders, to receive such dividends as may be declared by the board of directors of the Corporation (the “Board of Directors”) and to receive the residual property and assets of the Corporation upon dissolution or winding-up. The Common Shares are not subject to any future call of assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.

The Corporation has not declared or paid any dividends on its Common Shares since the date of its incorporation. The Corporation’s policy is to retain its earnings, if any, for the financing of future growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The Board of Directors will review this policy from time to time having regard to the Corporation’s financing requirements, financial condition and other factors considered to be relevant.

EARNINGS COVERAGE RATIO

This Prospectus, together with an applicable Prospectus Supplement, qualifies the issuance of Debt Securities. The Corporation has no long-term debt as of the date hereof and had no long-term debt as of December 31, 2020. Though the Corporation has no long-term debt to service, the Corporation also has limited financial resources and negative cash flow. As a result of the foregoing, the earnings coverage ratios for the year ended December 31, 2020 are less than one-to-one. Earnings coverage is calculated by dividing an entity’s profit or loss by its borrowing costs and dividend obligations.

The ability of the Corporation to satisfy any payment obligations under Debt Securities that may be issued pursuant to a Prospectus Supplement, other than the conversion or payment of interest in Common Shares, as the case may be, will be dependent on its ability to generate cash flows or its ability to raise additional financing. See “Risk Factors – Risks Related to the Securities – Credit Risk”. The applicable Prospectus Supplement will provide, as required by applicable Canadian securities laws, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

20

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities in respect of which a Prospectus Supplement will be filed. The particular terms and provisions of the Debt Securities offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Debt Securities.

Debt Securities may be offered separately or in combination with one or more other Securities. The Corporation may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of Debt Securities pursuant to this Prospectus.

Debt securities will be issued under one or more indentures (each, a “Debt Indenture”), in each case between the Corporation and an appropriately qualified entity authorized to carry on business as a trustee. The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Debt Indenture. Accordingly, reference should also be made to the applicable Debt Indenture, a copy of which will be filed by the Corporation with applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and before the issue of any Debt Securities thereunder and a copy of the form of which will be filed with the SEC as an exhibit to the Registration Statement, and will be available electronically on SEDAR under the Corporation’s profile which can be accessed at www.sedar.com.

The following description sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. The particular terms and provisions of the Debt Securities and a description of how the general terms and provisions described below may apply to the Debt Securities will be included in the applicable Prospectus Supplement. The following description is subject to supplement in a Prospectus Supplement and the detailed provisions of any Debt Indenture.

General

The Debt Securities may be issued from time to time in one or more series. The Corporation may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of such series.

Any Prospectus Supplement for Debt Securities supplementing this Prospectus will contain the specific terms and other information with respect to the Debt Securities being offered thereby, including:

●	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

●	any limit upon the aggregate principal amount of such Debt Securities;

●	the currency or currency units for which such Debt Securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars);

●	the issue price (at par, at a discount or at a premium) of such Debt Securities;

●	the date or dates on which such Debt Securities will be issued and delivered;

●	the date or dates on which such Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determination of such date(s);

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●	the rate or rates per annum (either fixed or floating, respectively) at which such Debt Securities will bear interest (if any) and, if floating, the method of determination of such rate;

●	the date or dates from which any such interest will accrue and on which such interest will be payable and the record date or dates for the payment of such interest, or the method of determination of such date(s);

●	if applicable, the provisions for subordination of such Debt Securities to other indebtedness of the Corporation;

●	any redemption term or terms under which such Debt Securities may be defeased whether at or prior to maturity;

●	any repayment or sinking fund provisions;

●	any events of default applicable to such Debt Securities;

●	whether such Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any exchange or conversion terms and any provisions for the adjustment thereof;

●	if applicable, the ability of the Corporation to satisfy all or a portion of any redemption of such Debt Securities, any payment of any interest on such Debt Securities or any repayment of the principal owing upon the maturity of such Debt Securities through the issuance of securities of the Corporation or of any other entity, and any restriction(s) on the persons to whom such securities may be issued; and

●	any other specific terms or covenants applicable to such Debt Securities.

The Corporation reserves the right to include in a Prospectus Supplement specific terms pertaining to the Debt Securities which are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Debt Securities.

Unless otherwise specified in a Prospectus Supplement, the Debt Securities will be direct unsecured obligations of the Corporation and will rank pari passu (except as to sinking funds) with all other unsubordinated and unsecured indebtedness of the Corporation, including other debt securities issued under the Debt Indenture.

DESCRIPTION OF CONVERTIBLE SECURITIES

This description sets forth certain general terms and provisions that could apply to any Convertible Securities that the Corporation may issue pursuant to this Prospectus. The Corporation will provide particular terms and provisions of a series of Convertible Securities, and a description of how the general terms and provisions described below may apply to that series, in a Prospectus Supplement.

The Convertible Securities will be convertible or exchangeable into Common Shares and/or other Securities. The Convertible Securities convertible or exchangeable into Common Shares and/or other Securities may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the agreement, indenture or other instrument to which such Convertible Securities will be created and issued. The following sets forth the general terms and provisions of such Convertible Securities under this Prospectus.

The particular terms of each issue of such Convertible Securities will be described in the related Prospectus Supplement. This description will include, where applicable: (i) the number of such Convertible Securities offered; (ii) the price at which such Convertible Securities will be offered; (iii) the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities; (iv) the number of Common Shares and/or other Securities that may be issued upon the conversion or exchange of such Convertible Securities; (v) the period or periods during which any conversion or exchange may or must occur; (vi) the designation and terms of any other Convertible Securities with which such Convertible Securities will be offered, if any; (vii) the gross proceeds from the sale of such Convertible Securities; and (viii) any other material terms and conditions of such Convertible Securities.

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DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Corporation may issue Subscription Receipts, independently or together with other securities. Subscription Receipts will be issued under one or more subscription receipt agreements.

A Subscription Receipt is a security of the Corporation that will entitle the holder to receive one or more Common Share or a combination of Common Shares and Warrants, upon the completion of a transaction, typically an acquisition by the Corporation of the assets or securities of another entity. After the offering of Subscription Receipts, the subscription proceeds for the Subscription Receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of Subscription Receipts will not have any rights of shareholders of the Corporation. Holders of Subscription Receipts are only entitled to receive Common Shares or Warrants or a combination thereof upon the surrender of their Subscription Receipts to the escrow agent or to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

Selected provisions of the Subscription Receipts and the subscription receipt agreements are summarized below. This summary is not complete. The statements made in this Prospectus relating to any subscription receipt agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement.

The Prospectus Supplement will set forth the following terms relating to the Subscription Receipts being offered:

●	the designation of the Subscription Receipts;

●	the aggregate number of Subscription Receipts offered and the offering price;

●	the terms, conditions and procedures for which the holders of Subscription Receipts will become entitled to receive Common Shares or Warrants or a combination thereof;

●	the number of Common Shares or Warrants or a combination thereof that may be obtained upon the conversion of each Subscription Receipt and the period or periods during which any conversion must occur;

●	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

●	the gross proceeds from the sale of such Subscription Receipts, including (if applicable) the terms applicable to the gross proceeds from the sale of such Subscription Receipts, plus any interest earned thereon;

●	the material income tax consequences of owning, holding and disposing of such Subscription Receipts;

●	whether such Subscription Receipts will be listed on any securities exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

●	any other material terms and conditions of the Subscription Receipts.

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DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares (the “Equity Warrants”) or for the purchase of Debt Securities (the “Debt Warrants”).

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Corporation and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements governing the Warrants being offered. The Warrant agent is expected to act solely as the agent of the Corporation and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this short form base shelf prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed with applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and before the issue of any Warrants thereunder, and will be available electronically on SEDAR under our profile which can be accessed at www.sedar.com.

Equity Warrants

The particular terms of each issue of Equity Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

●	the designation and aggregate number of the Equity Warrants;

●	the price at which the Equity Warrants will be offered;

●	the currency or currencies in which the Equity Warrants will be offered;

●	the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

●	the class and/or number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Equity Warrant;

●	the terms of any provisions allowing for adjustment in (i) the class and/or number of Common Shares or other securities or property that may be purchased, or (ii) the exercise price per Common Share;

●	whether the Corporation will issue fractional shares;

●	the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each security;

●	the date or dates, if any, on or after which the Equity Warrants and the related Securities will be transferable separately;

●	whether the Equity Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

●	whether the Corporation has applied to list the Equity Warrants and/or the related Common Shares on a stock exchange; and

●	any other material terms or conditions of the Equity Warrants.

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Debt Warrants

The particular terms of each issue of Debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

●	the designation and aggregate number of Debt Warrants;

●	the price at which the Debt Warrants will be offered;

●	the currency or currencies in which the Debt Warrants will be offered;

●	the designation and terms of any Securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each security;

●	the date or dates, if any, on or after which the Debt Warrants and the related Securities will be transferable separately;

●	the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

●	the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

●	the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

●	whether the Debt Warrants will be subject to redemption, and, if so, the terms of such redemption provisions; and

●	any other material terms or conditions of the Debt Warrants.

DESCRIPTION OF UNITS

The Corporation may issue Units comprised of one or more of the other Securities described herein in any combination. The Prospectus Supplement relating to the particular Units offered thereby will describe the terms of such Units and, as applicable, the terms of such other Securities.

Each Unit is expected to be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit is expected to have the rights and obligations of a holder of each included Security. The Unit agreement under which a Unit is issued, as the case may be, may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe:

●	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

●	any other material terms and conditions of the Units.

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The preceding description and any description of Units in an applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

PRIOR SALES

During the twelve-month period prior to the date of this Prospectus, the Corporation issued the following Common Shares (all prices in CAD$):

Date	CAD$ per Common Share	Number of Common Shares	Date	CAD$ per Common Share	Number of Common Shares

4/30/2020	0.31	942,448	2/19/2021	0.52	340,000
5/4/2020	0.27	32,813	2/19/2021	0.52	100,000
5/12/2020	0.23	150,000	2/22/2021	0.40	500,000
5/12/2020	0.28	40,000	2/22/2021	0.38	100,000
5/21/2020	0.28	40,000	2/22/2021	0.28	25,000
5/27/2020	0.28	41,250	2/24/2021	0.52	160,000
5/27/2020	0.28	40,000	2/24/2021	0.52	100,000
6/2/2020	0.28	120,000	2/24/2021	0.52	100,000
6/8/2020	0.52	30,000	2/25/2021	0.52	70,000
6/8/2020	0.35	12,500	2/26/2021	0.52	100,000
6/8/2020	0.33	100,000	2/26/2021	0.28	25,000
6/8/2020	0.33	143,333	3/1/2021	0.38	87,500
6/19/2020	0.33	100,000	3/1/2021	0.76	25,000
6/26/2020	0.33	50,000	3/1/2021	0.52	240,000
7/1/2020	0.40	50,000	3/5/2021	0.52	100,000
7/1/2020	0.40	50,000	3/9/2021	0.40	375,000
7/2/2020	0.33	50,000	3/9/2021	0.40	1,000,000
7/2/2020	0.28	30,000	3/9/2021	0.39	250,000
7/2/2020	0.28	7,813	3/10/2021	0.28	25,000
7/2/2020	0.38	31,250	3/11/2021	0.40	50,000
7/3/2020	0.52	50,000	3/11/2021	0.53	73,283
7/6/2020	0.52	150,000	3/12/2021	0.40	250,000
7/10/2020	0.28	109,375	3/12/2021	0.52	28,000
7/10/2020	0.34	65,625	3/15/2021	0.40	125,000
7/10/2020	0.52	78,125	3/15/2021	0.40	50,000
8/11/2020	0.28	7,812	3/15/2021	0.26	25,000
8/17/2020	0.39	62,500	3/15/2021	0.26	50,000
9/23/2020	0.39	18,750	3/16/2021	0.40	250,000
9/23/2020	0.36	17,188	3/16/2021	0.40	225,000
10/7/2020	0.28	8,000	3/16/2021	0.40	62,500
10/7/2020	0.28	192,000	3/16/2021	0.40	62,500

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Date	CAD$ per Common Share	Number of Common Shares	Date	CAD$ per Common Share	Number of Common Shares

10/23/2020	0.46	85,938	3/16/2021	0.40	37,500
10/23/2020	0.33	14,563	3/16/2021	0.40	147,500
10/23/2020	0.33	24,500	3/16/2021	0.40	25,000
10/31/2020	0.36	25,000	3/17/2021	0.26	25,000
10/31/2020	0.40	150,000	3/18/2021	0.25	25,000
11/9/2020	0.28	81,250	3/22/2021	0.38	10,000
11/9/2020	0.52	93,750	3/22/2021	0.52	20,000
11/9/2020	0.39	37,500	3/23/2021	0.50	250,000
11/9/2020	0.36	153,500	3/24/2021	0.52	28,000
11/9/2020	0.36	190,250	3/24/2021	0.33	93,750
11/9/2020	0.28	140,625	3/24/2021	0.52	20,000
12/3/2020	0.23	35,000	3/25/2021	0.40	500,000
12/21/2020	0.23	12,000	3/26/2021	0.40	250,000
12/21/2020	0.34	30,000	3/29/2021	0.40	75,000
12/21/2020	0.34	25,000	3/29/2021	0.40	175,000
12/24/2020	0.34	26,250	3/29/2021	0.40	250,000
12/30/2020	0.38	20,000	3/29/2021	0.40	250,000
12/31/2020	0.52	514,000	3/31/2021	0.40	312,500
12/31/2020	0.56	30,268	3/31/2021	0.40	150,000
1/5/2021	0.52	750,000	3/31/2021	0.40	62,500
1/6/2021	0.52	750,000	3/31/2021	0.40	312,500
1/6/2021	0.51	50,000	3/31/2021	0.40	62,500
1/7/2021	0.53	146,568	3/31/2021	0.40	150,000
1/7/2021	0.33	22,822	4/1/2021	0.40	250,000
1/7/2021	0.38	360,534	4/1/2021	0.40	250,000
1/7/2021	0.33	399,000	4/1/2021	0.40	175,000
1/7/2021	0.22	468,750	4/1/2021	0.40	175,000
1/11/2021	0.52	1,000,000	4/1/2021	0.40	250,000
1/12/2021	0.52	750,000	4/1/2021	0.40	250,000
1/12/2021	0.51	35,000	4/1/2021	0.40	175,000
1/12/2021	0.52	869,500	4/1/2021	0.40	175,000
1/13/2021	0.52	50,000	4/5/2021	0.52	25,000
1/14/2021	0.39	2,812,500	4/5/2021	0.52	20,000
1/14/2021	0.52	653,125	4/6/2021	0.26	15,000
1/14/2021	0.38	337,500	4/9/2021	0.50	75,000
1/14/2021	0.53	131,911	4/13/2021	0.26	15,000
1/20/2021	0.52	56,000	4/14/2021	0.40	500,000
1/25/2021	0.52	78,000	4/14/2021	0.40	500,000

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Date	CAD$ per Common Share	Number of Common Shares	Date	CAD$ per Common Share	Number of Common Shares

1/26/2021	0.40	125,000	4/15/2021	0.40	625,000
1/26/2021	0.52	300,000	4/15/2021	0.40	625,000
1/26/2021	0.23	3,000	4/20/2021	0.40	62,500
1/26/2021	0.51	15,000	4/20/2021	0.40	62,500
1/27/2021	0.52	250,000	4/21/2021	0.26	15,000
1/27/2021	0.28	75,000	4/22/2021	0.26	15,000
1/27/2021	0.52	78,000	4/26/2021	0.26	15,000
1/27/2021	0.52	37,170	4/28/2021	0.52	78,889
1/27/2021	0.52	262,830	4/28/2021	1.01	16,782
1/27/2021	0.52	100,000	4/28/2021	0.40	50,000
1/27/2021	0.38	15,000	4/28/2021	0.40	50,000
1/27/2021	0.52	12,390	4/30/2021	0.50	50,000
1/29/2021	0.40	90,000	5/4/2021	0.52	60,000
1/29/2021	0.40	425,000	5/6/2021	0.40	250,000
1/29/2021	0.52	87,610	5/7/2021	0.40	250,000
1/29/2021	0.52	12,390	5/13/2021	0.52	60,000
1/29/2021	0.28	5,625	5/18/2021	0.40	200,000
1/29/2021	0.38	5,625	5/18/2021	0.40	32,500
1/29/2021	0.52	87,610	5/18/2021	0.40	212,500
2/1/2021	0.52	277,000	5/18/2021	0.40	135,000
2/1/2021	0.52	50,000	5/19/2021	0.52	60,000
2/1/2021	0.52	24,780	5/21/2021	0.40	250,000
2/1/2021	0.52	175,220	5/26/2021	0.52	60,000
2/2/2021	0.52	250,000	5/26/2021	0.28	20,000
2/2/2021	0.52	30,884	5/26/2021	0.26	15,000
2/3/2021	0.52	500,000	5/27/2021	0.86	150,000
2/3/2021	0.28	50,000	5/27/2021	0.39	187,500
2/3/2021	0.76	25,000	5/27/2021	0.52	59,375
2/4/2021	0.52	4,472,000	5/27/2021	0.38	56,250
2/4/2021	0.52	40,000	5/27/2021	0.53	65,955
2/4/2021	0.52	1,200,000	5/28/2021	0.40	50,000
2/5/2021	0.50	125,000	6/1/2021	0.33	37,500
2/5/2021	0.52	25,000	6/2/2021	0.52	90,000
2/5/2021	0.52	40,000	6/4/2021	0.26	15,000
2/5/2021	0.36	8,250	6/4/2021	0.30	15,000
2/5/2021	0.52	87,610	6/4/2021	0.30	15,000
2/5/2021	0.52	12,390	6/4/2021	0.30	15,000
2/5/2021	0.52	250,000	6/4/2021	0.30	15,000

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Date	CAD$ per Common Share	Number of Common Shares	Date	CAD$ per Common Share	Number of Common Shares

2/8/2021	0.52	20,000	6/7/2021	0.50	125,000
2/8/2021	0.52	25,000	6/7/2021	0.52	10,570
2/9/2021	0.52	57,000	6/7/2021	0.38	56,250
2/11/2021	0.40	250,000	6/7/2021	0.28	35,000
2/11/2021	0.40	30,000	6/7/2021	0.28	25,000
2/11/2021	0.40	95,000	6/7/2021	0.28	40,000
2/11/2021	0.85	17,647,200	6/7/2021	0.28	50,000
2/11/2021	0.52	370,000	6/7/2021	0.28	50,000
2/12/2021	0.40	500,000	6/9/2021	0.52	1,389,000
2/12/2021	0.40	125,000	6/11/2021	0.53	73,284
2/12/2021	0.28	262,500	6/11/2021	0.40	500,000
2/16/2021	0.39	250,000	6/11/2021	0.53	65,955
2/16/2021	0.52	100,000	6/14/2021	0.52	277,700
2/17/2021	0.39	150,000	6/21/2021	0.43	12,500
2/19/2021	0.33	70,000	6/22/2021	0.52	249,000
			6/28/2021	0.52	32,200

MARKET FOR SECURITIES

The Common Shares are listed on the TSXV under the symbol “PTK”. The following table sets forth information relating to the trading and quotation of the Common Shares on the TSXV (in CAD$) for the 12 months preceding the date of this Prospectus.

Period	High (CAD$)	Low (CAD$)	Volume
June 2020	$0.710	$0.490	7,757,883
July 2020	$0.620	$0.530	4,058,534
August 2020	$0.580	$0.480	5,116,450
September 2020	$0.580	$0.490	4,534,959
October 2020	$0.640	$0.510	3,992,732
November 2020	$0.560	$0.460	5,600,995
December 2020	$0.870	$0.460	12,321,511
January 2021	$1.11	$0.71	18,972,182
February 2021	$1.49	$1.03	20,426,648
March 2021	$1.39	$0.97	11,664,161
April 2021	$1.22	$0.84	6,740,199
May 2021	$1.08	$0.86	3,461,508
June 1 – 29, 2021	$1.35	$0.98	6,889,608

On February 19, 2021, the shareholders of the Corporation approved the Consolidation at a special meeting of shareholders. As of the date of this Prospectus, the ratio for the Consolidation has not been determined and the Consolidation has not been implemented. There is no certainty that the Consolidation will be implemented by the Corporation.

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RISK FACTORS

An investment in the Securities offered hereby involves a high degree of risk and should be regarded as speculative due to the nature of the business. POET has incurred losses since inception and expects to incur further losses in the foreseeable future.

In addition to the other information contained in this Prospectus, investors should carefully consider various risk factors set out in the documents incorporated by reference herein, including the disclosure in the section entitled “Risk Factors” in the AIF. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Any one or more of such risk factors could materially affect the Corporation’s future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to the Corporation. Some of the factors described herein, in the documents incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. Additional risks and uncertainties of which the Corporation currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Corporation’s business, financial condition and results of operation. The Corporation cannot can provide no assurance that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described herein, in the AIF, in the other documents incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

Prospective investors should carefully consider the risks described herein, in a document incorporated by reference herein or in the applicable Prospectus Supplement and consult with their professional advisors to assess any investment in the Corporation.

Risks Related to the Offering

Loss of Entire Investment

An investment in the Securities of the Corporation is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Corporation.

Allocation of proceeds

POET has discretion in the use of the net proceeds from the offering of Securities. The Corporation currently intends to allocate the net proceeds expected to be received from the offering of Securities as described under “Use of Proceeds” of this Prospectus or any Prospectus Supplement. However, the Corporation’s management will have discretion in the actual application of the net proceeds, and POET may elect to allocate proceeds differently from that described in “Use of Proceeds” if POET believes it would be in POET’s best interests to do so. The failure by the Corporation’s management to apply these funds effectively could have a material adverse effect on its business.

Negative cash flows from operations

The Corporation currently generates negative cash flows from operations, due to the expenses incurred developing its technologies and developing manufacturing infrastructure. Further, POET has not yet commercialized its Optical Interposer platform.

Risks Related To Common Shares

Listing of the Common Shares

The listing of the Common Shares on the TSXV and the quotation for trading on OTCQX is conditional upon its ability to maintain the applicable minimum requirements for listing and quotation, as applicable, of the TSXV and OTCQX. There can be no assurance that there will be sufficient liquidity of the Common Shares or that the Corporation will continue to meet the listing and quotation requirements of the TSXV and OTCQX, respectively, or achieve listing on any other public securities exchange.

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The TSXV may also consider the delisting of the Common Shares if, in its opinion, it appears the Corporation is in serious financial difficulty, if there is significant doubt regarding its ability to continue as a going concern or the Corporation otherwise fails to meet the continued listing requirements thereof. In such circumstances, the TSXV may place POET under a delisting review that could lead to the delisting of its Common Shares from the TSXV.

If the Common Shares are delisted from the TSXV, they may be eligible for listing on a substitute exchange, such as the Canadian Securities Exchange, however in the event that POET is not able to maintain a listing for the Common Shares on the TSXV or a substitute exchange, it may be extremely difficult or impossible for shareholders to sell their Common Shares in Canada. Moreover, if POET is delisted from the TSXV, but obtains a substitute listing for the Common Shares, the Common Shares may have less liquidity and more price volatility than experienced on the TSXV. Shareholders may not be able to sell their Common Shares on any such substitute exchange in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if the Common Shares are delisted from the TSXV, the price of the Common Shares may decline and the Corporation’s ability to obtain financing in the future could be materially impaired.

Trading price fluctuations

The trading price of the Common Shares has been and may continue to fluctuate significantly and shareholders may have difficulty reselling their Common Shares.

During the last 12 months, the Common Shares have traded as low as CAD$0.46 and as high as CAD$1.49 on the TSXV. The Common Shares are also quoted on the OTCQX, a U.S. based over-the-counter trading facility. In addition to volatility associated with over-the-counter securities in general, the value of your investment could decline due to the impact of any of the following or other factors upon the market price of the Common Shares:

●	changes in the demand for semiconductors;

●	announcements of new products, partnerships or technological collaborations and announcements of the results of further actions in respect of any products, partnerships or collaborations, including termination of same;

●	innovations by the Corporation or competitors;

●	development in patent or other proprietary rights;

●	disappointing results from the Corporation’s marketing and sales efforts;

●	the results of technology and product development testing by the Corporation, its partners or its competitors;

●	failure to meet the Corporation’s revenue or profit goals or operating budget;

●	decline in demand for the Common Shares;

●	number of shares available for trading (float);

●	acquisitions and dispositions completed by the Corporation;

●	downward revisions in securities analysts’ estimates or changes in general market conditions;

●	lack of funding generated for operations;

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●	short selling, manipulation of the Common Shares and prohibited trades;

●	rumours and collusion;

●	litigation;

●	investor perception of the Corporation’s industry or its business prospects;

●	government regulations; and

●	general economic trends.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of the Common Shares.

Further, shareholders may experience dilution of their shareholdings due to the exercise of outstanding Warrants or Convertible Securities that may be issued.

Dilution of existing shareholders

The constating documents of the Corporation authorize the issuance of an unlimited number of Common Shares. The Board of Directors has the authority to issue additional Common Shares to provide additional financing in the future and the issuance of any such Common Shares may result in a reduction of the book value (on a per share basis) or market price of the outstanding Common Shares. If POET does issue any such additional Common Shares, such issuance may also cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuances could result in a change of control.

Capital-raising constraints

A decline in the price of the Common Shares could result in a reduction in the liquidity of the Common Shares and a reduction in the Corporation’s ability to raise additional capital for its operations. Because POET’s operations to date have been principally financed through the sale of equity securities, a decline in the price of the Common Shares could have an adverse effect upon the liquidity of the Common Shares and POET’s continued operations. A reduction in POET’s ability to raise equity capital in the future would have a material adverse effect upon the Corporation’s business plan and operations, including its ability to continue its current operations. If the price for the Common Shares declines, the Corporation may not be able to raise additional capital or generate funds from operations sufficient to meet its obligations.

No payment of dividends

The Corporation has never declared nor paid any dividends on the Common Shares. The Corporation intends, for the foreseeable future, to retain future earnings, if any, to finance development activities. The payment of future dividends, if any, will be reviewed periodically by the Board of Directors and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, development and growth, and other factors that the Board of Directors may consider appropriate in the circumstances.

Risks Related to the Securities

Unlisted Securities

The Securities (other than the Common Shares) may not be listed and there may not be an established trading market for those Securities. Investors may be unable to sell the Securities at the prices desired or at all. There is no existing trading market for the Debt Securities, Convertible Securities, Subscription Receipts, Warrants or Units. As a result, there can be no assurance that a liquid market will develop or be maintained for those Securities, or that an investor will be able to sell any of those Securities at a particular time (if at all). The Corporation may not list the Debt Securities, Convertible Securities, Subscription Receipts, Warrants or Units on any Canadian or other securities exchange, and the Common Shares may be delisted or suspended. The liquidity of the trading market in those Securities, and the market price quoted for those securities, may be adversely affected by, among other things:

●	changes in the overall market for those Securities;

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●	changes in the Corporation’s financial performance or prospects;

●	changes or perceived changes in the Corporation’s creditworthiness;

●	the prospects for companies in the industry generally;

●	the number of holders of those Securities;

●	the interest of securities dealers in making a market for those Securities; and

●	prevailing interest rates.

Unsecured Debt Securities

The Debt Securities may be unsecured debt of the Corporation and, if so, will rank equally in right of payment with all other existing and future unsecured debt of the Corporation. In such cases, the Debt Securities will be effectively subordinated to all existing and future secured debt of the Corporation to the extent of the assets securing such debt. If the Corporation is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including if applicable, the Debt Securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

Subordination to subsidiary indebtedness

The Corporation conducts its operations through subsidiaries and to the extent any such subsidiary has or incurs indebtedness with a third party, the holders of the Debt Securities will be effectively subordinated to the claims of the holders of such third party indebtedness, including in the event of liquidation or upon a realization of the assets of any such subsidiary.

Credit Risk

The likelihood that purchasers of Debt Securities will receive payments owing to them under the terms of the Debt Securities will depend on the financial health of the Corporation and its creditworthiness. The Corporation has limited financial resources and negative flow from its operations. The ability of the Corporation to satisfy its payment obligations under the Debt Securities, other than the conversion or payment of interest in Common Shares, as the case may be, will be dependent on its ability to generate cash flows or its ability to raise additional financing.

Tax Risk

Prospective investors should be aware that the purchase of Securities may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in the applicable Prospectus Supplement. Prospective investors should read the tax discussion, if any, in the applicable Prospectus Supplement and consult with an independent tax advisor.

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Inability to enforce actions

The Corporation is incorporated under the laws of the Province of Ontario. Some of the directors and officers of the Corporation, reside principally in Canada. Because all or a substantial portion of the assets of the Corporation and the assets of these persons are located outside of the United States, it may not be possible for investors to effect service of process within the United States upon the Corporation or those persons. Furthermore, it may not be possible to enforce in the United States, judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against the Corporation and certain of the directors and officers.

Additional Risks Related to the Business

Risks related to strategic and joint venture partners.

The Corporation has with Sanan IC, and may in the future have, partnerships or joint ventures with domestic and international companies through which research, development and operating activities for particular technology, product lines and businesses are conducted. The benefits from such partnerships and joint ventures include the ability to source and secure access to technology, intellectual property, capital and a strategic or joint venture partner’s market knowledge, relationships and the mitigation of some of the development, technological or financial risk inherent in the Corporation’s business. A deterioration in such relationships, disagreements with existing partners or a failure to identify suitable partners may have an adverse impact on the Corporation’s existing operations or affect its ability to grow its business.

COVID-19 Public Health Crisis

The Corporation’s business, operations and financial condition, and the market price of the Common Shares, could be materially and adversely affected by the outbreak of epidemics or pandemics or other health crises, including the recent outbreak of COVID-19. To date, there have been a large number of temporary business closures, quarantines and a general reduction in consumer activity in a number of countries including Canada, the United States and China. The outbreak has caused companies and various international jurisdictions to impose travel, gathering and other public health restrictions. While these effects are expected to be temporary, the duration of the various disruptions to businesses locally and internationally and the related financial impact cannot be reasonably estimated at this time. Similarly, the Corporation cannot estimate the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. Depending on the duration and severity of the current COVID-19 pandemic, it may also have the effect of heightening many of the other risks described herein and in any other disclosure documents of the Corporation including, but not limited to, those risks relating to the successful completion of projects, risks relating to the ability of others including the Corporation’s partners to meet their obligations with the Corporation and the ability to raise additional capital to meet financial obligations and support business growth. The risks to the Corporation of such public health crises also include risks to employee health and safety, a slowdown or temporary suspension of operations in geographic locations impacted by an outbreak, increased labor costs, regulatory changes, political or economic instabilities or civil unrest. Significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Corporation’s operations and ability to finance its operations.

While COVID-19 has negatively affected the Corporation, its impact was limited and economically manageable. The Corporation’s offices, in various geographical locations, remain open to enable critical on-site business functions, all in accordance with local government guidelines. Due to the stage of the Corporation’s development, COVID-19 has not resulted in any loss of revenue for the Corporation. In Singapore and the U.S., the Corporation has taken advantage of available COVID-19 government relief program. The Corporation’s Canadian operations were unaffected by COVID-19 as its activities are primarily administrative. The Corporation’s main priority remains the health and safety of its employees. The Corporation continues to monitor and take safety measures to protect its employees and support those employees who work from home so that they can be productive. The Corporation has followed the local guidelines in each country that provides for limited personnel in office visits, working remotely and daily cleaning procedures for office and laboratory spaces.

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As widely reported in the media, COVID-19 has resulted in the shortage of semiconductor chips in the market, as due to the inability of foundries and suppliers to keep pace with demand. The Corporation is reliant on many of these foundries / suppliers for products and services. The lack of supply in the industry has resulted in a delay of approximately three to six months in the Corporation’s product development cycle. Such delay has been taken into account and reflected in the annual operating plan and project milestones. See “Use of Proceeds” for details of the Corporation’s anticipated project milestones, timelines and expected expenditures for product development. While the delay has pushed out the Corporation’s timeline for its products to reach the market, it has not resulted in a material financial loss to the Corporation. The Corporation does not anticipate that the impact of COVID-19 and supply constraints as outlined above will adversely impact the ability to meet any of the project milestones outlined under “Use of Proceeds” herein, as the Corporation has factored in reasonable expectations of supply shortages within the period covered by the operating plan. Management will continue to monitor the impacts of COVID-19 on operations and report such impacts to shareholders.

Even after the COVID-19 pandemic is over, the Corporation may continue to experience material adverse effects to its business, financial condition and prospects as a result of the continued disruption in the global economy and any resulting recession, the effects of which may persist beyond that time. The extent to which COVID-19 will or may impact the Corporation remains uncertain and these factors are beyond the Corporation’s control.

Exchange Rate Fluctuations

Exchange rate fluctuations may adversely affect the Corporation’s financial position and results of operations. The functional currency of each of the POET entities is the local currency where the entity is domiciled. Functional currencies include the RMB, United States dollar, Singaporean dollar, and Canadian dollar. Most transactions within the entities are conducted in functional currencies and as such, none of the entities engage in hedging activities. The Corporation currently does not have in place a policy for managing or controlling foreign currency risks. Even if such a policy exists, there is no assurance that such policy would eliminate this risk.

The Corporation’s financial statements will be expressed in United States dollars, while a portion of revenue and transactions will be denominated in Canadian dollars, Singaporean dollars, RMB, or other currencies.

Difficulty in Enforcement of Judgments

The Corporation has subsidiaries incorporated in the U.S., Singapore and China. Certain directors and officers reside outside of Canada and substantially all of the assets of these persons are located outside of Canada. It may not be possible for shareholders to effect service of process against the Corporation’s directors, officers and subsidiaries who are not resident or located in Canada. In the event a judgment is obtained in a Canadian court against one or more of the Corporation’s directors or officers for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against those directors and officers not resident in Canada. Additionally, it may be difficult for an investor, or any other person or entity, to assert Canadian securities law claims or otherwise in original actions instituted in the jurisdictions where the Corporation’s subsidiaries are located. Courts in these jurisdictions may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

Risks Relating to Doing Business in China

Conditions in China

The Corporation currently has limited but growing operations in China. Direct commercial activities in China have only recently commenced, however the Corporation believes that its operations through both POSC and SPX will expand in the future. Accordingly, the Corporation’s business, financial condition and financial performance may be influenced by the political, economic and legal environments in China, and by the general state of the Chinese’s economy on an increasing basis over the next several years. The Corporation’s business may be influenced by, among other things, changes in laws, governmental policies and regulations, changing political conditions, anti-inflationary measures, restrictions on foreign exchange and currency controls, and changes in taxation policies.

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The Chinese government imposes controls on the convertibility of Renminbi (“RMB”) into foreign currencies and, in certain cases, the remittance of currency out of China. The Corporation anticipates that, in future, a portion of its revenues will be in RMB, which is currently not a freely convertible currency. Under existing Chinese foreign exchange regulations, payment of current account items, including profit distributions, interest payments and expenditures, can be made in foreign currencies without prior approval from the Chinese State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items, such as the repayment of loans denominated in foreign currencies. The Chinese government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

The Chinese legal system is a system based on written statutes and government regulations. They are interpreted by the Supreme Peoples’ Court and the state organ which has issued them, e.g. the responsible department of the State Council, China’s national level government. Prior court decisions may be cited for reference. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new and often lacking the details required to understand their practical impact in particular situations, and because of the limited volume of published cases and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. This may result in the outcome of dispute resolutions not being consistent or predictable as compared to more developed jurisdictions. Furthermore, laws and regulations may have a retroactive effect such that the Corporation is not aware of any violation by it until sometime after the violation has occurred. As the Chinese legal system develops, changes in such laws and regulations, their interpretation, or their enforcement, may have a material effect on the Corporation.

Intellectual property rights in China are still developing and there are uncertainties involved in intellectual property rights protection and the enforcement of such protection. The Corporation must protect its intellectual property and trade secrets within this evolving framework, particularly given that the Corporation’s projects, operations and success relies upon the intellectual property and technology it possesses. Failure to do so could lead to the loss of a competitive advantage that may not be compensated for by a damages award.

In China, companies with a foreign ownership component are required to work within a framework which is in certain aspects different from that imposed on local companies. The Chinese government has been opening up opportunities for foreign investment, as a result of China’s entry into the World Trade Organization in 2001. However, particularly in some sectors, substantial restrictions on foreign investors and their local subsidiaries continue to exist. If the Chinese government reverses the current trend of permitting foreign investment and imposes greater restrictions on foreign companies, the Corporation’s ability to conduct business in China could be negatively affected.

Changes, if any, in investment policies or shifts in political attitude in China may adversely affect the Corporation’s business, results of operations and financial condition. Operations may be affected in varying degrees by government regulations with respect to, but not limited to price controls, income taxes, restrictions on production, foreign investment, bank lending, intellectual property, export controls, and usage and costs of state-controlled transportation services and nationalization or expropriation of property or business. Any events resulting in an adverse impact on the Chinese economy may have an adverse effect on the Corporation’s profitability and prospects.

The economy of China has experienced significant growth in the past few decades, however, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures from time to time in order to try and encourage or control economic growth and guide the allocation of resources, including certain measures which were put in place to restrict bank lending. Some of these measures may negatively affect the Corporation. In addition, such control measures may have an adverse impact on the Chinese economy that would, in turn, likely have an adverse impact on the Corporation’s business, results of operations and financial condition.

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Permits and Business Licenses by POSC and SPX

POSC and SPX hold various permits, business licenses and approvals authorizing their operations and activities, which are subject to periodic review and reassessment by the Chinese authorities. Standards of compliance necessary to pass such reviews change from time to time and differ from jurisdiction to jurisdiction. If renewals, or new permits, business licenses or approvals required in connection with existing or new facilities or activities, are not granted or are delayed, or if existing permits, business licenses or approvals are revoked or substantially modified, the Company could suffer a material adverse effect. If new standards are applied to renewals or new applications, it could prove costly to the Company to meet any new level of compliance.

Misuse of POSC and SPX Chops

The chops of POSC and SPX are essential to the ability of these entities to enter into contracts, conduct banking activities and undertake day-to-day corporate and business activities. POSC has a Company Chop, Legal Representative Chop, Financial Chop and Invoice Chop while SPX has a Company Chop, Legal Representative Chop and Financial Chop. See “POET Technologies Inc. – Operations in Emerging Market Jurisdictions – Laws, Language, Cultural and Business Practices – China.”

Other than as described herein, POSC and SPX may also adopt other measures from time to time to protect the chops. Although the Corporation, its Chinese subsidiary and SPX (the joint venture entity) have implemented such internal control procedures as it feels necessary to monitor the authorized personnel and the use of the chops, there is no assurance that such procedures will prevent all instances of abuse or negligence. Accordingly, if either of POSC and SPX’s personnel misuse or misappropriate the chops, or an outsider person obtains unauthorized access to the chops, the Corporation could experience significant financial or other disadvantages and/or disruption to operations until the chops are replaced.

Under Chinese laws, in the event a chop is lost, stolen or misplaced, the Legal Representative will: (i) cause the company who owned the lost chop in China to publish an announcement of the loss of chops in designated newspapers; (ii) apply to the local Public Security Bureau for the carving of new chops; and (iii) carve the new chops at places designated by the Public Security Bureau. While the Corporation and its Chinese subsidiary, POSC, have procedures and recourse available to remedy any misuse or misappropriation of the chops, as the use of the chops, although unauthorized, is in all aspects valid and binding on POSC or SPX, as the case may be, and the chop replacement process would take approximately five business days, there can be no assurance that there would be no adverse effect on the business, results of operations or financial condition of the Corporation due to such disruptions.

If, in particular, during any period, the Corporation loses effective control of POSC as a result of such misuse or misappropriation, the business activities and economic contribution of such entity could be severely disrupted and the Corporation may not be able to recover corporate assets that are sold or transferred out of the Corporation’s control in the event of such misappropriation and the Corporation may not have the financial resources to recover such assets or take appropriate legal action. The majority of the Corporation’s funds are kept in a bank account at HSBC. The Corporation transfers funds to POSC as and when needed, and in alignment with the Corporation’s corporate controls for items ranging from working capital to research and development. The Corporation currently estimates that not more than US$100,000 will be kept in POSC bank accounts in China at any given time, except as may be related to loans received or profits generated by POSC in excess of such amount in the ordinary course of business, to ensure that the Corporation is able to continue as a going concern should they need to recover corporate assets of POSC. In addition, while the Corporation has procedures in place with its bank in China such that no funds can be transferred with the use of the Financial Chop alone (as the Legal Representative Chop is also required), if the Corporation loses effective control of the Financial Chop, the Legal Representative will promptly notify the relevant bank that the Financial Chop has been lost, misplaced or stolen and if one of the authorized signatories is implicated, that such individual is no longer an authorized signatory. In addition, the Corporation (or in the case of SPX, the Corporation and Sanan IC) can assume control over the Chinese entity’s bank accounts through the combined use of the Company Chop and the Legal Representative Chop. Despite the foregoing, however, POSC and/or SPX may experience temporary delays in accessing bank accounts in China. This risk is significantly mitigated by the requirement for the signatures in conjunction with the use of the Financial Chop in banking matters. Additionally, the Corporation’s external auditor may be unable to access documents and information from such entities that may be necessary to complete an audit of the consolidated financial statements of the Corporation.

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Cost of Labour

The labour and employment market in China is dynamic. Labour costs in China have traditionally been significantly less than those in other more developed countries; however, such costs have begun to rise and there is no guarantee that they will not continue to rise. Any such increased cost could have an adverse effect on the Corporation as a result of manufacturing operations in China. Furthermore, in the future, changes in the labour and employment market in China may be imposed or labour disputes may arise. Such events may increase costs of operation and affect the Corporation’s business, results of operations and financial condition.

Enforcing Rights and Judgments in China

As Chinese legal entities, both POSC and SPX are subject to Chinese company law and regulations. The Chinese company law in general and, in particular, provisions for the protection of shareholder’s rights and access to information are less developed than those applicable to companies in some other countries. A portion of the Corporation’s assets, through its subsidiary, POSC and its joint venture investment in SPX, are located in China. China does not have a treaty with Canada providing for the reciprocal recognition and enforcement of judgments of courts and as such, recognition and enforcement in China of judgments of a Canadian court in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Investors may be effectively prevented from pursuing remedies against the Corporation under Canadian securities laws or otherwise.

See “Risk Factors – Difficulty in Enforcing Judgements”.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain material Canadian federal income tax consequences to an investor who is a non-resident of Canada acquiring any Securities offered thereunder, including, to the extent applicable, whether payments of principal, premium, if any, and interest on Debt Securities will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended), including, to the extent applicable, such consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

ENFORCEABILITY OF CIVIL LIABILITIES

The Corporation is a corporation incorporated under and governed by the OBCA. Some of the directors and officers of the Corporation, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside Canada and all or a substantial portion of their assets are located outside Canada. The Corporation has appointed an agent for service of process in Canada, but it may be difficult for holders of Securities who reside in Canada to effect service within Canada upon those directors who are not residents of Canada. It may also be difficult for holders of Debt Securities who reside in Canada to realize in Canada upon judgments of courts of Canada predicated upon the Corporation’s civil liability and the civil liability of the directors and officers of the Corporation under applicable securities laws.

The Corporation filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form FX. Under the Form F-X, the Corporation appointed CT Corporation System, with an address at 111 Eighth Avenue, New York, NY 10011 USA, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of Securities under this Prospectus.

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Messrs. Jean-Louis Malinge, Suresh Venkatesan, Mohandas Warrior, Don Listwin, Glen Riley, each a director of the Corporation, and Thomas Mika, the Chief Financial Officer of the Corporation, reside outside of Canada and have appointed the following agent as their agent for service of process:

Name of Person	Name and Address of Agent
Jean-Louis Malinge	Bennett Jones LLP 3400 One First Canadian Place, PO Box 130, Toronto, ON M5X 1A4
Suresh Venkatesan
Mohandas Warrior
Don Listwin
Glen Riley
Thomas Mika

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

EXEMPTION

Pursuant to a decision of the Autorité des marchés financiers dated April 28, 2021, the Corporation was granted a permanent exemption from the requirement to translate into French this Prospectus, as well as the documents incorporated by reference herein, and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market distribution”) be translated into French if the Corporation offers the Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters relating to Canadian law in connection with the offering of Securities will be passed upon on behalf of POET by Bennett Jones LLP and certain legal matters relating to United States law in connection with the offering of Securities will be passed upon on behalf of POET by Katten Muchin Rosenman LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

AUDITORS, TRANSFER AGENT AND REGISTRAR

POET’s auditors are Marcum LLP, City Place II, 185 Asylum Street, 17th Floor, Hartford, Connecticut 06103.

The transfer agent and registrar of the Common Shares is TSX Trust Company Services Inc., 301-100 Adelaide St W, Toronto, Ontario, M5H 1S3. The transfer agent and registrar for the outstanding Warrants is Capital Transfer Agency, Suite 401, 121 Richmond Street West, Toronto, Ontario, M5H 2K1.

INTERESTS OF EXPERTS

Marcum LLP has prepared the auditor’s report with respect to the Corporation’s annual financial statements for the year ended December 31, 2020, which is incorporated by reference into this Prospectus. Marcum LLP has advised that they are independent in accordance with and within the meaning of the applicable rules and related interpretations prescribed by the relevant professional bodies in Canada and the rules and standards of the United States Public Company Accounting Oversight Board and the securities laws and regulations administered by the SEC.

As of the date hereof, the partners and associates of Bennett Jones LLP own, beneficially, directly or indirectly, less than 1% of any securities of the Corporation or any associate or affiliate of the Corporation.

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PURCHASERS’ STATUTORY RIGHTS

Securities legislation in some provinces and territories of Canada provides purchasers of securities with the right to withdraw from an agreement to purchase securities and with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser are not sent or delivered to the purchaser. However, purchasers of the Securities distributed under an at-the-market distribution by the Corporation do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to the Securities purchased by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the Securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102.

Securities legislation in some provinces and territories of Canada further provides purchasers with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the Prospectus, Prospectus Supplement, and any amendment relating to securities purchased by a purchaser contains a misrepresentation. Those remedies must be exercised by the purchaser within the time limit prescribed by securities legislation. Any remedies under securities legislation that a purchaser of the Securities distributed under an at-the-market distribution by the Corporation may have against the Corporation or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the prospectus referred to above.

A purchaser should refer to applicable securities legislation for the particulars of these rights and should consult a legal adviser.

PURCHASERS’ CONTRACTUAL RIGHTS

Original purchasers of Debt Securities, Convertible Securities, Subscription Receipts and Warrants (including any of the foregoing contained in any Units), which are convertible into other securities of the Corporation will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Debt Securities, Convertible Securities, Subscription Receipts and Warrants. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

Original purchasers are further advised that in certain provinces or territories the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the province in which the purchaser resides for the particulars of these rights, or consult with a legal advisor.

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CERTIFICATE OF THE CORPORATION

Dated: June 30, 2021.

This short form prospectus (the “Prospectus”), together with the documents incorporated in this Prospectus by reference, will, as of the date of a particular distribution under the Prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus and the supplement(s) as required by the securities legislation of each of the provinces and territories of Canada.

(signed) “Suresh Venkatesan”	(signed) “Thomas Mika”
Suresh Venkatesan Chief Executive Officer	Thomas Mika Chief Financial Officer

On behalf of the Board of Directors

(signed) “Chris Tsiofas”	(signed) “Peter Charbonneau”
Chris Tsiofas Director	Peter Charbonneau Director

C-1

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

Section 136 of the Ontario Business Corporations Act and Section 6 of the Amended and Restated By-Law No. 1 of the Corporation (the “Bylaws”) (as amended) provide for indemnification of directors and officers of the Corporation. Section 136 of the Ontario Business Corporations Act provides as follows:

Indemnification

136. (1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. 2006, c. 34, Sched. B, s. 26.

Advance of costs

(2) A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3). 2006, c. 34, Sched. B, s. 26.

Limitation

(3) A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request. 2006, c. 34, Sched. B, s. 26.

Same

(4) In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful. 2006, c. 34, Sched. B, s. 26.

Derivative actions

(4.1) A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3). 2006, c. 34, Sched. B, s. 26.

Right to indemnity

(4.2) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

(a) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsections (3) and (4). 2006, c. 34, Sched. B, s. 26.

Insurance

(4.3) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

(a) in the individual’s capacity as a director or officer of the corporation; or

(b) in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request. 2006, c. 34, Sched. B, s. 26.

Application to court

(5) A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit. R.S.O. 1990, c. B.16, s. 136 (5).

Idem

(6) Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel. R.S.O. 1990, c. B.16, s. 136 (6).

Section Amendments with date in force (d/m/y)

Section 6 of the Bylaws contains the following provisions with respect to indemnification of the Corporation’s directors and officers with respect to certain insurance maintained by the Corporation with respect to its indemnification obligations:

6. PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1	Indemnification of Directors and Officers. The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and the heirs and legal representatives of such a person to the fullest extent permitted by the Act.

6.2	Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.1 to the extent permitted by the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

The following exhibits have been filed as part of the Registration Statement:

Exhibit Number	Description

4.1	Annual Information Form for the year ended December 31, 2020, on Form 20-F filed with the Commission on April 9, 2021 (File No. 000-55135).

4.2*	Management Information Circular, dated July 21, 2020, relating to the annual and special meeting of the Corporation’s shareholders held on August 26, 2020.

4.3*	Management Information Circular, dated January 29, 2021, relating to the special meeting of the Corporation’s shareholders held on February 19, 2021.

4.4

Consolidated Audited Financial Statements for the years ended December 31, 2020, 2019 and 2018, together with the auditors’ report thereon (incorporated by reference to the Corporation’s Annual Report on Form 20-F filed with the Commission on April 9, 2021 (File No. 000-55135)).

4.5*	Management’s Discussion and Analysis for the year ended December 31, 2020.

4.6*	Material Change Report dated February 19, 2021.

4.7	Interim financial statements for the three months ended March 31, 2021 (incorporated by reference to the Exhibit 99.1 to the Corporation’s Report on Form 6-K filed with the Commission on May 27, 2021 (File No. 000-55135)).

4.8	Management’s Discussion and Analysis for the Three Months Ended March 31, 2021 (incorporated by reference to the Exhibit 99.2 to the Corporation’s Report on Form 6-K filed with the Commission on May 27, 2021 (File No. 000-55135)).

5.1**	Consent of Marcum LLP, independent registered public accounting firm.

6.1*	Power of Attorney (contained on the signature page of the Registration Statement).

7.1	Form of Indenture (incorporated by reference to Exhibit 7.1 to the Corporation’s F-10/A filed with the Commission on October 3, 2016 (File No. 333-213422)).

* Previously filed as an exhibit to this Registration Statement

** Filed herewith

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Corporation undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Registration Statement on Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrently with the filing of the Original Registration Statement the Corporation filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Corporation shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on July 7, 2021.

POET Technologies Inc.

By:	/s/ Suresh Venkatesan
Name:	Suresh Venkatesan
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 7, 2021.

Signature	Title

/s/ Suresh Venkatesan	Chairman, Chief Executive Officer and Director
Suresh Venkatesan	(Principal Executive Officer)

/s/ Thomas Mika	Chief Financial Officer
Thomas Mika	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Chris Tsiofas

*	Director
Jean-Louis Malinge

*	Director
Don Listwin

*	Director
Mohandas Warrior

*	Director
Peter Charbonneau

*	Director
Glen Riley

*By:	/s/Suresh Venkatesan
Suresh Venkatesan
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment No. 1 to Registration Statement, solely in the capacity of the duly authorized representative of POET Technologies Inc. in the United States, on July 7, 2021.

POET Technologies Inc.

By:	/s/ Suresh Venkatesan
Name:	Suresh Venkatesan
Title:	Chief Executive Officer